Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(28,842,610)
Unrealized Gain (Loss) on Market Value of Futures	(21,988,590)
Dividend Income	16,566
Interest Income	460,855
ETF Transaction Fees	28,000
Total Income (Loss)	$(50,325,779)

Expenses
General Partner Management Fees	$283,725
Professional Fees	161,264
Brokerage Commissions	163,910
Non-interested Directors' Fees and Expenses	4,175
Prepaid Insurance Expense	2,110
NYMEX License Fee	7,093
SEC & FINRA Registration Expense	14,030
Total Expenses	$636,307
Net Income (Loss)	$(50,962,086)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$523,910,492
Additions (29,900,000 Shares)	186,520,661
Withdrawals (15,600,000 Shares)	(98,369,621)
Net Income (Loss)	(50,962,086)

Net Asset Value End of Month	$561,099,446
Net Asset Value Per Share (94,366,476 Shares)	$5.95

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612